UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

DecisionPoint Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41376	37-1644635
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

DecisionPoint Systems, Inc. 1615 South Congress Avenue Suite 103 Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 900-3723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name on Each Exchange on Which Registered
Common Stock, $0.001 par value	DPSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Supplemental Disclosures

The following supplemental disclosures (which we refer to as the “Supplemental Disclosures”) should be read in conjunction with the definitive proxy statement on Schedule 14A, dated May 31, 2024 (as it may be amended or supplemented from time to time, the “Proxy Statement”), filed by DecisionPoint Systems, Inc. (the “Company”). The Proxy Statement contains information regarding the Agreement and Plan of Merger, dated April 30, 2024 (the “Merger Agreement”), by and among the Company, Barcoding Derby Buyer, Inc. (“Parent”), and Derby Merger Sub, Inc. (“MergerCo”), and the proposed merger of MergerCo with and into the Company (the “Merger”) pursuant to the Merger Agreement, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent and MergerCo are affiliates of Barcoding Holdings, LLC, a portfolio company of Graham Partners. If the Merger is completed, each share of the Company’s common stock that is outstanding immediately prior to the time at which the Merger will become effective (other than certain exceptions under the Merger Agreement, as described in the Proxy Statement), will be cancelled and extinguished and automatically converted into the right to receive $10.22 in cash. In addition, if the Merger is completed, the Company’s common stock will no longer be publicly traded and will be delisted from NYSE American.

The purpose of the Supplemental Disclosures is to provide supplemental information concerning the Merger. Except as described in these Supplemental Disclosures, the information provided in the Proxy Statement continues to apply. All paragraph headings and page references used herein refer to the headings and pages in the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures or any other amendments, and certain capitalized terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. The Supplemental Disclosures are identified below by bold, underlined text. ~~Stricken-through~~ text shows text being deleted from a referenced disclosure in the Proxy Statement. If information in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, then the information in the Supplemental Disclosures is more current and supersedes the different information contained in the Proxy Statement. THE SUPPLEMENTAL DISCLOSURES SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE PROXY STATEMENT SHOULD BE READ IN ITS ENTIRETY.

Explanatory Note

In connection with the Merger Agreement, on May 28, 2024, a putative stockholder of the Company filed a complaint against the Company and the members of the Company’s Board of Directors (the “Company Board”) in the U.S. District Court for the Southern District of New York (Anderson vs. DecisionPoint Systems, Inc., et al., No. 1:24-cv-04072), alleging that the preliminary proxy statement filed in connection with the Merger omits and/or misrepresents certain purportedly material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended. The complaint seeks, among other things: (i) an injunction enjoining the Merger, (ii) rescission or rescissory damages in the event the Merger is consummated, (iii) direction that defendants cause a revised proxy statement to be disseminated, (iv) costs of the action, including plaintiff’s attorneys’ fees and experts’ fees, and (v) other relief the court may deem just and proper. In addition, the Company has subsequently received demand letters and a draft complaint sent on behalf of other purported stockholders alleging that the Proxy Statement filed in connection with the Merger omits certain purportedly material information in violation of federal securities laws. These demand letters and the draft complaint request additional disclosures in advance of the special meeting of the Company’s stockholders scheduled for July 1, 2024 at which a proposal for the adoption of the Merger Agreement will be considered (the “Special Meeting”).

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with all applicable laws and regulations, in order to moot the disclosure claims made by the plaintiff in the complaint and to respond to the demand letters and draft complaint, avoid possible expense and nuisance and business delays, preclude any efforts to delay the Closing of the Merger and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Proxy Statement with the Supplemental Disclosures. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws and regulations of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaint, demand letters, and draft complaint described above, and the Company further denies that any additional disclosure is required or material. The Supplemental Disclosures will not affect the timing of the special meeting.

Supplemental Disclosures to Proxy Statement

The following bolded and underlined language is added to page 34 of the Proxy Statement in the section with the heading “Background of the Merger.”

On January 27, 2024, the Company entered into a mutual non-disclosure agreement with Barcoding to facilitate further discussions of a potential strategic combination of their respective businesses, which agreement did not contain a “standstill” provision restricting Barcoding from making proposals with respect to the acquisition of the Company. The mutual non-disclosure agreement did not materially differ from the mutual non-disclosure agreements or confidentiality agreements the Company entered into with any other potential bidders, none of which contained any “standstill” provision.

The following bolded and underlined language is added to page 37 of the Proxy Statement in the section with the heading “Background of the Merger.”

Beginning on February 26, 2024, the Company opened a virtual data room with due diligence materials for each of Barcoding, Party A and Party C and their respective legal, financial, tax, environmental, benefits, IT and accounting advisors. Over the next four weeks, Barcoding, Party A and Party C and their respective legal, tax and accounting advisors, engaged in extensive financial, accounting and tax due diligence, with various conversations occurring among the parties and their representatives, and Mr. Grigorian and Company management to answer questions in these areas. These efforts included separate in-person meetings held in Greensboro, North Carolina, during the weeks of March 11, 2024 and March 18, 2024 between Mr. Smith, Ms. Wohl, other Company employees and Mr. Grigorian, on behalf of the Company, with representatives of Barcoding and Party A at which the Company’s business, financial condition and growth opportunities were discussed. During this process, all parties engaged in the bidding process were provided access to the same information loaded into the virtual data room concerning the Company and were provided the same opportunities to meet with management.

The following bolded and underlined language is added to page 39 of the Proxy Statement in the section with the heading “Background of the Merger.”

On March 22, 2024, the Company, representatives of Barcoding and Barcoding’s IT advisors met for a demonstration of the VISION platform. Also on March 22, 2024, the Company provided projections of its estimated fiscal year 2024 revenue to Party A and Barcoding, which projected 2024 revenue of approximately $122 million, consistent with the figures that were provided to Craig-Hallum and included within the five-year financial projections presented below under the caption “The Merger—Unaudited Prospective Financial Information.”  These March 22nd projections were intended to provide Party A and Barcoding with additional visibility into the Company’s sales pipeline, including Company management’s ongoing efforts to generate additional revenue from certain existing and prospective customers during 2024.

The following bolded and underlined language is added to page 40 of the Proxy Statement in the section with the heading “Background of the Merger.”

On April 2, 2024, Barcoding delivered a further revised written, indication of interest to acquire the Company based on an indicative enterprise value of the Company of $104 million (the “Second Revised Barcoding LoI”). Included in the Second Revised Barcoding LoI were proposed preliminary revisions to the bid draft of the merger agreement, which, among other things, rejected the proposed “go-shop” provisions of the merger agreement, and form of support agreement, as well as a request that the Company negotiate exclusively with Barcoding. Consistent with language included by Barcoding in each of the Barcoding IoI provided on February 9, 2024, the Barcoding LoI provided on February 15, 2024, and the First Revised Barcoding LoI provided on March 29, 2024, the Second Revised Barcoding LoI expressed Barcoding’s desire that the Company’s existing management team would continue in their roles with the Surviving Corporation post-Closing~~, although no specific arrangements or agreements were proposed or reached in connection with the Second Revised Barcoding LoI~~. Notwithstanding this statement in the Barcoding IoI of February 9 and 15, 2024, the First Revised Barcoding LoI, and the Second Revised Barcoding LoI, no discussions regarding any changes to the terms of the continued employment of the Company’s management post-Closing occurred between the Company’s management and Barcoding between January 11, 2024 and the date hereof and no such discussions are anticipated to occur prior to the consummation of the transactions contemplated thereby.

The following bolded and underlined language is added to page 40 of the Proxy Statement in the section with the heading “Background of the Merger.”

Later on April 2, 2024, the Company Board met with members of Company management and representatives of Polsinelli and Cole Schotz to discuss the terms of the Second Revised Barcoding LoI. Mr. Smith provided an update on discussions with Barcoding over the prior few days, and the Company Board discussed the likelihood of negotiating an increased valuation from Barcoding. The Company Board also discussed Barcoding’s request that the Company negotiate exclusively with Barcoding, including the terms of the proposed exclusivity. As part of this discussion, the Company Board considered (i) the results of the Company’s “market check” to date and the Company Board’s belief that additional potential counterparties would not likely be interested in pursuing a potential acquisition of the Company on more attractive terms than those offered by Barcoding, which such belief was based on the Company Board’s familiarity with the business, operations and management of the Company, the industry in which it operates, its current and historical results of operations, financial condition and competitive position, and the results of the strategic review process to date, as more fully described below under the caption “The Merger – Recommendation of the Company Board and Reasons for the Merger;” (ii) the likelihood that Barcoding would not be willing to continue further discussions regarding a potential acquisition if the Company did not enter into exclusive negotiations; and (iii) the proposed “Superior Proposal” provisions of the merger agreement that would allow the Company to terminate the Merger Agreement with Barcoding to accept an unsolicited Superior Proposal in certain circumstances.

The following bolded and underlined language is added to page 40 of the Proxy Statement in the section with the heading “Background of the Merger.”

On April 15, 2024, the Company provided second quarter 2024 revenue projections and certain unredacted customer data of the Company prepared by Company management and information regarding the Company’s pipeline to representatives of Barcoding. These second quarter 2024 revenue projections were consistent with the fiscal year 2024 projections previously provided to Barcoding on March 22, 2024.

The following bolded and underlined language is added to page 48 of the Proxy Statement in the section with the heading “Opinion of Craig-Hallum—Premiums Paid Analysis.”

Based on these criteria, Craig-Hallum reviewed the following 110 M&A transactions and compared the implied premiums paid in those selected M&A transactions over certain time periods to the premium that would be paid to the holders of the Company’s common stock based on the Per Share Price~~.~~:

#	Target/Issuer	Announce Date	1-Day Premium	1-Month Premium	Total Transaction Value (US$ in millions)
1	Everbridge, Inc.	02/05/2024	47%	62%	$1,639.8
2	LifeWorks Inc.	06/16/2022	77%	86%	$2,253.9
3	Sierra Wireless, Inc.	08/02/2022	25%	33%	$1,361.8
4	BTRS Holdings Inc.	09/28/2022	65%	44%	$1,661.1
5	Guidehouse Inc.	08/02/2019	16%	21%	$1,234.0
6	Stratasys Ltd.	12/23/2023	26%	50%	$1,051.6
7	Newfold Digital Holdings Group, Inc.	11/02/2020	64%	66%	$3,245.6
8	MTS Systems Corporation	12/09/2020	52%	101%	$1,771.4
9	Rosetta Stone Inc.	08/31/2020	1%	12%	$787.6
10	MobileIron, Inc.	09/20/2020	19%	18%	$947.0
11	Monotype Imaging Holdings Inc.	07/26/2019	23%	18%	$906.0
12	Carbonite, Inc.	11/11/2019	25%	59%	$1,494.4
13	Snap One Holdings Corp.	04/15/2024	32%	50%	$1,458.0
14	NeoPhotonics Corporation	11/04/2021	39%	87%	$978.7
15	ORBCOMM Inc.	04/08/2021	52%	64%	$1,187.0
16	Cincinnati Bell Inc.	01/24/2020	38%	48%	$2,933.6
17	UserTesting, Inc.	10/27/2022	94%	89%	$1,281.0
18	Zix Corporation	11/08/2021	(3%)	14%	$749.3
19	DSP Group, Inc.	08/30/2021	18%	37%	$509.7
20	Control4 Corporation	05/09/2019	40%	42%	$693.7
21	Absolute Software Corporation	05/11/2023	34%	41%	$917.8
22	ChannelAdvisor Corporation	09/06/2022	57%	54%	$732.7
23	Meltwater N.V.	01/18/2023	38%	35%	$686.7
24	IBI Group Inc.	07/18/2022	31%	54%	$709.9
25	Aquantia Corp.	05/06/2019	39%	42%	$561.1
26	Majesco	07/20/2020	109%	126%	$732.9
27	Consolidated Communications Holdings, Inc.	04/13/2023	70%	87%	$2,547.7
28	LiveVox Holdings, Inc.	10/04/2023	12%	16%	$484.9
29	CyberOptics Corporation	08/08/2022	31%	59%	$402.7
30	PCM, Inc.	06/24/2019	44%	32%	$624.1
31	Blue Lantern Health, LLC	07/13/2020	39%	70%	$433.8
32	Amber Road, Inc.	05/13/2019	27%	45%	$433.6
33	Photon Control Inc.	05/10/2021	16%	34%	$321.1
34	Points.com Inc.	05/09/2022	45%	50%	$398.0
35	Adesto Technologies Corporation	02/20/2020	57%	47%	$495.2
36	Benefitfocus.com, Inc.	11/01/2022	49%	65%	$583.0
37	Transphorm, Inc.	01/11/2024	35%	85%	$345.1
38	Protective Insurance Corporation	02/16/2021	55%	63%	$337.6
39	Alaska Communications Systems Group, Inc.	12/24/2020	(2%)	9%	$446.0
40	SharpSpring, Inc.	06/22/2021	21%	13%	$247.8
41	Nitro Software Limited	08/31/2022	88%	82%	$296.2
42	Telenav, Inc.	10/02/2020	31%	3%	$232.3
43	Aerohive Networks, Inc.	06/26/2019	39%	31%	$310.0
44	GTY Technology Holdings Inc.	04/29/2022	123%	75%	$428.5
45	H2O Innovation Inc.	10/03/2023	67%	51%	$341.4
46	Opsens Inc.	10/10/2023	51%	52%	$253.6
47	IntriCon Corporation	02/28/2022	39%	71%	$246.3
48	eMagin Corporation	05/17/2023	10%	(5%)	$232.6
49	GlobalSCAPE, Inc.	07/20/2020	16%	(7%)	$232.1
50	Spok Holdings, Inc.	08/30/2021	37%	30%	$226.0

51	SMTC Corporation	01/04/2021	22%	28%	$273.0
52	North State Telecommunications, LLC	12/09/2019	31%	25%	$236.8
53	MAM Software Group, Inc.	09/03/2019	14%	11%	$158.8
54	Q4 Inc.	11/13/2023	37%	44%	$183.9
55	Computer Task Group, Incorporated	08/09/2023	31%	43%	$201.1
56	ZAGG Inc.	12/11/2020	5%	27%	$242.5
57	ZeroFox Holdings, Inc.	02/06/2024	25%	57%	$355.5
58	PFSweb, Inc.	09/14/2023	50%	51%	$218.7
59	IEC Electronics Corp.	08/12/2021	47%	41%	$242.5
60	ServiceSource International, Inc.	05/09/2022	47%	23%	$201.7
61	PCTEL, Inc.	10/13/2023	49%	69%	$143.3
62	AgroFresh Solutions, Inc.	10/27/2022	91%	88%	$609.0
63	Resonant Inc.	02/14/2022	263%	192%	$312.4
64	Synacor, Inc.	02/11/2021	13%	49%	$97.1
65	TrueContext Corporation	03/13/2024	40%	40%	$118.4
66	The L.S. Starrett Company	03/11/2024	63%	20%	$136.0
67	Embark Technology, Inc.	05/25/2023	(4%)	10%	$91.9
68	InnerWorkings, Inc.	07/16/2020	127%	86%	$331.4
69	Versapay Corporation	12/13/2019	47%	74%	$104.0
70	Intermolecular, Inc.	05/06/2019	5%	7%	$76.4
71	Pivot Technology Solutions, Inc.	09/09/2020	41%	47%	$217.0
72	AgJunction Inc.	10/07/2021	57%	61%	$73.1
73	TESSCO Technologies Incorporated	04/12/2023	91%	92%	$163.6
74	OmniComm Systems, Inc.	07/16/2019	58%	49%	$77.5
75	Nanotech Security Corp.	08/05/2021	68%	110%	$73.9
76	GAN Limited	11/07/2023	119%	95%	$137.3
77	MediaValet Inc.	01/24/2024	30%	22%	$59.6
78	Perceptron, Inc.	09/28/2020	71%	64%	$77.4
79	Wireless Telecom Group, Inc.	03/23/2023	24%	12%	$48.7
80	Finjan Holdings, Inc.	06/10/2020	17%	25%	$46.0
81	MariaDB plc	09/15/2023	29%	(40%)	$54.6
82	Grandio Group	11/18/2021	83%	86%	$76.4
83	MariaDB plc	02/16/2024	57%	214%	$64.1
84	BSQUARE Corporation	10/11/2023	60%	53%	$33.0
85	Taal Distributed Information Technologies Inc.	11/02/2022	36%	35%	$19.8
86	RealNetworks, Inc.	05/09/2022	57%	34%	$26.0
87	Smart Employee Benefits Inc.	01/03/2023	75%	74%	$67.0
88	Zeuus, Inc.	06/12/2020	65%	65%	$0.3
89	Inrad Optics, Inc.	04/09/2024	(27%)	(14%)	$22.1
90	Intrinsyc Technologies Corporation	10/31/2019	24%	29%	$27.5
91	BroadVision, Inc.	03/27/2020	9%	70%	$16.9
92	Astea International Inc.	10/08/2019	140%	145%	$76.3
93	Limeade, Inc.	06/08/2023	306%	104%	$78.9
94	CounterPath Corporation	12/07/2020	28%	27%	$28.7
95	MariaDB plc	03/26/2024	152%	76%	$113.3
96	ClearStar, Inc.	09/16/2020	26%	20%	$22.7
97	Redline Communications Group Inc.	03/29/2022	13%	11%	$18.5
98	Qumu Corporation	12/19/2022	105%	43%	$18.8
99	HS GovTech Solutions Inc.	08/29/2023	179%	92%	$27.2
100	CynergisTek, Inc.	05/23/2022	116%	32%	$17.4
101	Evans & Sutherland Computer Corporation	02/10/2020	105%	83%	$18.2
102	Scientific Learning Corporation	09/14/2020	130%	47%	$15.0
103	NexJ Systems Inc.	08/29/2022	45%	8%	$9.5
104	ProPhotonix Limited	11/11/2021	80%	50%	$12.1
105	Athabasca Minerals Inc.	09/21/2023	44%	46%	$20.5
106	Just Kitchen Holdings Corp.	05/23/2023	(38%)	(34%)	$5.9
107	Posera Ltd.	11/25/2019	102%	98%	$13.6
108	Mikros Systems Corporation	11/13/2020	13%	26%	$5.2
109	Data Deposit Box Inc.	02/06/2020	185%	236%	$1.0
110	Bio-Matrix Scientific Group, Inc.	03/23/2020	64%	135%	$0.3

For each of the aforementioned transactions, Craig-Hallum calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical share price as of the following dates: (i) closing price on the last trading day prior to announcement of the transaction or first reference in the public news media about the transaction (the “1-Day Price”) and (ii) closing price 30 calendar days prior to announcement of the transaction or first reference in the public news media about the transaction (the “1-Month Price”). The 1-Day Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price one day prior to announcement of the transaction and subtracting one, then multiplying by 100%. The 1-Month Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price one month prior to announcement of the transaction and subtracting one, then multiplying by 100%.

The following bolded and underlined language is added to page 49 of the Proxy Statement in the section with the heading “Opinion of Craig-Hallum—Analysis of Comparable Publicly Traded Companies” immediately before the disclosure which begins “The following tables reflects the results of this analysis…”

The Enterprise Value/2023 Revenue multiples were calculated based on the relevant comparable publicly traded company’s enterprise value divided by its 2023 actual revenues according to public filings. The Enterprise Value/2024E revenue multiples were calculated based on the relevant comparable publicly traded company’s enterprise value divided by its 2024 projected revenues according to analyst estimates sourced from S&P Capital IQ. The Enterprise Value/2023 EBITDA multiples were calculated based on the relevant comparable publicly traded company’s enterprise value divided by its 2023 actual EBITDA according to public filings. The Enterprise Value/2024E EBITDA multiples were calculated based on the relevant comparable publicly traded company’s enterprise value divided by its 2024 projected EBITDA according to analyst estimates sourced from S&P Capital IQ.

Company	Ticker	Enterprise Value (“EV”) (US$ in millions)	EV/2023 Revenue Multiple	EV/2024E Revenue Multiple	EV/2023 EBITDA Multiple	EV/2024E EBITDA Multiple
Zebra Technologies	ZBRA	$17,693	3.9x	3.8x	23.2x	19.4x
Toast	TOST	$13,540	3.5x	2.8x	nm	nm
Arrow Electronics	ARW	$10,700	0.3x	0.4x	6.1x	8.2x
Vontier	VNT	$8,483	2.7x	2.7x	12.2x	11.2x
Avnet	AVT	$7,705	0.3x	0.3x	6.5x	8.4x
Insight Enterprises	NSIT	$7,021	0.8x	0.7x	14.2x	11.9x
PAR	PAR	$1,584	3.5x	3.2x	nm	nm
ScanSource	SCSC	$1,191	0.3x	0.3x	8.3x	7.1x
Socket Mobile	SCKT	$9	0.5x	na	nm	na

Note: Multiples less than 0 and greater than 50x deemed not meaningful (“nm”) by Craig-Hallum; “na” implies that relevant information was not available for the selected company for the specific metric being analyzed.

The following bolded and underlined language is added to page 50 of the Proxy Statement in the section with the heading “Opinion of Craig-Hallum—Analysis of Comparable M&A Transactions.”

Craig-Hallum performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms for selected transactions. Craig-Hallum reviewed and compared certain publicly available transaction valuation metrics involving targets that Craig-Hallum determined, based on its professional judgment, ~~reasonably comparable to the proposed Merger. Craig-Hallum reviewed and selected precedent transactions that, in the exercise of its professional judgment,~~ were deemed to have similar characteristics to the Company’s business and/or financial profile that had closed or were announced but had yet to close, since ~~August~~ April 30, 2019, and had disclosed and made publicly available the transaction value as well as target company LTM revenue and/or EBITDA figures. Specifically, Craig-Hallum focused its analysis on transactions where the target company operated in the IT services and/or technology hardware and equipment industries with a total transaction value of less than $1 billion. The following tables reflect the results of these analyses with respect to comparable transactions:

Target	Acquiror	Date Transaction Closed	Total Transaction Value (US$ in millions)	Implied Enterprise Value (“EV”) (US$ in millions)	Implied EV/LTM Revenue Multiple (US$ in millions)
Sonnick Partners LLC	Mphasis Corporation	October 12, 2023	$133	$133	1.7x
Teklink International Inc.	HGS CX Technologies Inc.	February 28, 2023	$59	$58	2.7x
Codifyd, Inc.	Pivotree Inc.	November 11, 2021	$16	$16	1.2x
Bridge Solutions Group Corp.	Pivotree Inc.	September 17, 2021	$16	$16	1.9x
M3bi, LLC	Zensar Technologies, Inc.	July 14, 2021	$31	$31	1.1x
PCM, Inc.	Insight Enterprises, Inc.	August 30, 2019	$629	$622	0.3x

The Enterprise Value/LTM Revenue Multiples for each of the aforementioned transactions were calculated as enterprise value divided by LTM actual revenues based on information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

The following bolded and underlined language is added to page 50 of the Proxy Statement in the section with the heading “Opinion of Craig-Hallum—Discounted Cash Flow Analysis.”

Craig-Hallum then calculated terminal values for the Company using the terminal value method based on revenue and EBITDA multiples. The terminal value based on revenue multiples was calculated by applying a range of terminal LTM revenue multiples of 0.5x to 2.5x (selected based on Craig-Hallum’s professional judgment after consideration of the precedent M&A transactions multiples and comparable public company multiples) to the Company’s management’s revenue forecast for fiscal year 2028, and the terminal value based on EBITDA multiples was calculated by applying a range of terminal LTM EBITDA multiples of 8.0x to 12.0x (selected based on Craig-Hallum’s professional judgment after consideration of the comparable public company multiples) to the Company’s management’s EBITDA forecast for fiscal year 2028. These unlevered free cash flows and terminal values were then discounted to their respective present values as of April 30, 2024, using a range of discount rates of 16.0% to 20.0% (selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using the Company’s data) to calculate a range of implied enterprise values for the Company. Craig-Hallum then derived a range of implied equity values for the Company and per share values for the Company common stock. From this analysis, Craig-Hallum derived an approximate implied equity price per share range for the Company produced from the discounted cash flow analysis and compared this range to the merger consideration to be paid under the Merger Agreement.

	Terminal Multiple
USD$ in millions	0.5x	1.0x	1.5x	2.0x	2.5x
Terminal Revenue Method Terminal Value	$85	$171	$256	$341	$427
Terminal EBITDA Method Terminal Value	$112	$126	$140	$154	$168

	Discount Rate
USD$ in millions	16%	17%	18%	19%	20%
Present Values of Cash Flows	$30	$30	$29	$28	$28

Present Values of Terminal Values – Terminal Revenue Method (USD$ in millions)
		Terminal Multiple
		0.5x	1.0x	1.5x	2.0x	2.5x
Discount Rate (WACC)	16%	$43	$85	$128	$171	$213
	17%	$41	$82	$123	$164	$205
	18%	$39	$79	$118	$157	$197
	19%	$38	$76	$114	$151	$189
	20%	$36	$73	$109	$146	$182

Present Values of Terminal Values – Terminal EBITDA Method (USD$ in millions)
		Terminal Multiple
		8.0x	9.0x	10.0x	11.0x	12.0x
Discount Rate (WACC)	16%	$56	$63	$70	$77	$84
	17%	$54	$60	$67	$74	$81
	18%	$52	$58	$65	$71	$77
	19%	$50	$56	$62	$68	$74
	20%	$48	$54	$60	$66	$72

The following assumptions were used to determine the Company’s weighted average cost of capital:

●	Observed 2-year weekly beta: 1.55
●	Adjusted beta: (1.55 x 2/3 + 1/3)
●	Book value of debt: $7 million
●	Market value of equity: $62 million
●	Assumed tax rate: 30%
●	Unlevered beta: Equal to the Company’s adjusted levered beta of 1.37 divided by [1 + (the Company’s debt/equity ratio of 11%) * (1 - tax rate of 30%)]
●	Risk free rate: 4.9% sourced from Kroll “Cost of Capital Inputs” Spot 20-year Treasury Yield as of April 26, 2024)
●	Market risk premium: 5.5% sourced from Kroll “Cost of Capital Inputs” recommended Equity Risk Premium as of April 30, 2024)
●	Size premium: 7.6% sourced from Kroll "Cost of Capital Inputs" CRSP Deciles Size Study size premium for companies with market capitalizations between $1.58 million and $97.40 million)
●	Estimated cost of equity which was calculated per the Capital Asset Pricing Model as follows: {(risk-free rate) + [(equity risk premium) * (levered beta)] + (size premium)}
●	Cost of debt: Based on the Company’s estimated cost of debt utilizing current market conditions and existing funded debt of the Company.

The resulting Weighted Average Cost of Capital for the Company equals 18.2% calculated as follows: [(cost of equity) * (equity/total capital ratio)] + [(cost of debt) * (debt/total capital ratio) * (1 - tax rate)].

The Company’s implied enterprise value was calculated utilizing the Treasury Stock Method (“TSM”) as follows:

●	7,680,334 (shares outstanding) plus 173,114 dilutive in the money options and restricted stock units (based on 416,813 Company options with a weighted average exercise price of $4.73) which equals 7,853,448 total shares outstanding (the “Adjusted Total Shares”).
●	Adjusted Total Shares multiplied by $8.09 (Company share price as of 4/29/24) which equals $63.5 million (“Market Value of Adjusted Total Shares”)
●	Marked Value of Adjusted Total Shares plus $5.9 million total Company debt minus $4.3 million total Company cash and cash equivalents resulting in $65.2 million implied enterprise value.

This analysis indicated the following approximate implied enterprise values for the Company:

USD$ in millions	Minimum	25th Percentile	Median	75th Percentile	Maximum
Terminal Revenue Method	$64	$104	$147	$193	$243
Terminal EBITDA Method	$76	$86	$94	$100	$114

This analysis indicated the following approximate implied equity values for the Company:

USD$ in millions	Minimum	25th Percentile	Median	75th Percentile	Maximum
Terminal Revenue Method	$46	$86	$129	$175	$225
Terminal EBITDA Method	$58	$68	$76	$82	$96

This analysis indicated the following approximate implied equity prices per share range for the Company:

	Minimum	25th Percentile	Median	75th Percentile	Maximum	Per Share Price
Terminal Revenue Method	$5.50	$10.21	$15.29	$20.77	$26.68	$10.22
Terminal EBITDA Method	$6.84	$8.10	$8.95	$9.75	$11.40	$10.22

The following bolded and underlined language is added to page 51 of the Proxy Statement in the section with the heading “Opinion of Craig-Hallum—Miscellaneous.”

Pursuant to the terms of the engagement letter, dated February 26, 2024, the Company has agreed to pay Craig-Hallum an aggregate fee of approximately $240,000, which such fees became due and payable upon the applicable delivery of a valuation report and the opinion (the “Opinion Fee”). As discussed in greater detail above under the caption “The Merger – Background of the Merger,” Craig-Hallum was selected by the Company Board to provide such services to the Company after interviews by members of the Committee and representatives of Polsinelli with several recognized investment banking and valuation services providers, and the Opinion Fee was determined as a result of arms-length negotiations between the Company Board and Craig-Hallum. The Opinion Fee was not contingent upon the consummation of the Merger or the conclusions reached in Craig-Hallum’s opinion. Additionally, the Company has agreed to indemnify Craig-Hallum against certain liabilities and reimburse Craig-Hallum for certain expenses in connection with its services. The Company has not agreed to pay Craig-Hallum any other fees except as disclosed herein. Furthermore, Craig-Hallum was not requested to, and did not, (i) participate in negotiations with respect to the Merger Agreement, (ii) solicit any expressions of interest from any other parties with respect to any alternative transaction or (iii) advise the Company Board or any other party with respect to alternatives to the Merger. In addition, Craig-Hallum was not requested to and did not provide advice regarding the structure or any other aspect of the Merger, or to provide services to the Company other than the delivery of its opinion and a valuation report. Craig-Hallum has not otherwise acted as financial advisor to any party to the Merger. In the ordinary course of its business, Craig-Hallum and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum has not received fees or other compensation from the Company or Parent, or their respective affiliates, or otherwise had any relationship with the Company or Parent, or their respective affiliates, in the past two years prior to the issuance of its opinion. Craig-Hallum and its affiliates may from time to time, in the ordinary course of business, perform various investment banking and financial advisory services for the Company or Parent and for other clients and customers that may have conflicting interests with Company or Parent, for which Craig-Hallum would expect to receive compensation, however, it is not currently contemplated that Craig-Hallum will provide any future services to the Company or Parent, or their respective affiliates.

The following bolded and underlined language is added to page 54 of the proxy statement in the section with the heading “Unaudited Prospective Financial Information.”

The information and table set forth below is included solely to give the stockholders access to the Forecasts for the period from fiscal years December 31, 2024 through December 31, 2028, that were made available to the Board of Directors and representatives of Craig-Hallum and are not included in this Proxy Statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose. The Company management made various estimates and assumptions when preparing the Forecasts, including an organic annual growth rate of the Company’s revenue of 5% for each of the years 2024 through 2028, and an additional increase of the Company’s revenue of 10% in 2025 and 7% in 2026 from the estimated impact of contemplated strategic acquisitions.

	Fiscal year ending December 31 (dollars in thousands)
	2024E	2025E	2026E	2027E	2028E
Revenue	$121,000	$138,750	$154,800	$162,540	$170,667
Net Income	$3,350	$5,015	$7,122	$7,666	$8,338
Cost of Goods Sold	$90,432	$103,420	$115,578	$121,010	$126,810
Gross Profit(1)	$30,568	$35,330	$39,222	$41,531	$43,857
Gross Profit Margin	25%	25%	25%	26%	26%
EBITDA(~~1~~2)	$8,524	$10,180	$12,147	$13,089	$13,981
Interest Expense	$640	$500	$400	$420	$450
Income Taxes(3)	$1,239	$1,855	$2,281	$2,835	$3,084
Depreciation/Amortization	$3,295	$2,810	$2,344	$2,168	$2,109
EBIT(~~2~~4)	$5,229	$7,370	$9,803	$10,921	$11,872
Net Operating Profit(~~3~~5)	$3,990	$5,515	$7,522	$8,086	$8,788
Capital Expenditures	$50	$150	$150	$150	$200
Change in Net Working Capital	$(108)	$300	$200	$200	$200
Unlevered Free Cash Flow(~~4~~6)	$7,343	$7,875	$9,516	$9,904	$10,497

(1)	Gross Profit is calculated as revenue minus cost of goods sold.

(~~1~~2)	EBITDA represents net income before interest expense, income taxes, depreciation and amortization.

(3)	Income tax expense was calculated by Company management as estimated U.S. federal and state income taxes for the applicable fiscal year including the estimated impact of cash tax savings from net operating losses and any material book-tax differences known to Company management.

(~~2~~4)	EBIT represents net income before interest expense and income taxes.

(~~3~~5)	Net Operating Profit represents EBIT less ~~cash~~ income taxes.

(~~4~~6)	Unlevered Free Cash Flow is calculated as Net Operating Profit adding depreciation and amortization, subtracting capital expenditures and adding or subtracting, as applicable, change in net working capital.

The following bolded and underlined language is added to page 54 of the Proxy Statement in the section with the heading “Interests of the Company’s Directors and Executive Officers in the Merger – Arrangements with Parent.”

As of ~~the date of this Proxy Statement~~ June 21, 2024, none of our directors or their respective affiliates has had any discussions or negotiations or entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Although it is anticipated, based on language consistently included by Barcoding in each of the Barcoding IoI issued February 9, 2024, the Barcoding LoI issued February 15, 2024, the First Revised Barcoding LoI issued March 29, 2024 and the Second Revised Barcoding LoI issued April 2, 2024, that our named executive officers, Steve Smith and Melinda Wohl, will continue as the Chief Executive Officer and Chief Financial Officer, respectively, of the Surviving Corporation, as of ~~the date of this Proxy Statement~~June 21, 2024, none of our executive officers or their respective affiliates has had any negotiations or entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Following ~~the date of this Proxy Statement~~ June 21, 2024, and prior to and following the closing of the Merger, however, no discussions regarding any changes to the terms of the continued employment of certain of our directors and executive officers or their affiliates are anticipated to occur prior to the consummation of the transactions contemplated thereby ~~may have discussions with and may enter into agreements with Parent, MergerCo, or the Surviving Corporation or their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates~~.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition of the Company. In some cases, you can identify forward-looking statements by the following words: “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of the Required Company Stockholder Approval; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement which govern the terms of the Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties presented in the proxy statement on Schedule 14A that the Company filed with the SEC relating to its special meeting of stockholders are, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed Merger involving the Company and Parent and may be deemed to be soliciting material relating to such transaction. On May 31, 2024, the Company filed a definitive proxy statement with the SEC relating to the Special Meeting and may file or furnish other documents with the SEC regarding the Merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at decisionpt.com under the link “Investors” and then under the link “SEC Filings”. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company’s Secretary at 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Merger, by security holdings or otherwise, can be found under the captions “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement filed with the SEC on May 31, 2024. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents and the Definitive Proxy Statement can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: June 21, 2024	By:	/s/ Melinda Wohl
	Name:	Melinda Wohl
	Title:	Chief Financial Officer